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                        BIERWOLF NILSON & ASSOCIATES
 A PARTNERSHIP          CERTIFIED PUBLIC ACCOUNTANTS
 OF PROFESSIONAL          1453 SOUTH MAJOR STREET    NEPHI J. BIERWOLF, CPA
 CORPORATIONS            SALT LAKE CITY, UTAH 84115      TROY NILSON, CPA
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                  Consent of Bierwolf Nilson & Associates
                            Independent Auditors




     We consent to the use, of our report dated September 24, 2001, on the financial statements of Aden Enterprises, Inc., dated June 30, 2001 included herein and to the reference made to me.





/S/ Bierwolf, Nilson & Associates
Salt Lake City, Utah
September 28, 2001